Exhibit 99.1

NEWS RELEASE	Company Contact:
For Immediate Distribution	Jackie Cossmon
408-616-7220
ir@XenoPort.com

XenoPort Announces Proposed Offering of

$100 Million Convertible Senior Notes due 2022

SANTA CLARA, CA. – January 28, 2015 – XenoPort, Inc. (Nasdaq: XNPT) announced today that it intends to offer, subject to market and other conditions, $100 million aggregate principal amount of convertible senior notes due 2022 in a private placement to qualified institutional buyers pursuant to Rule 144A (the “offering”) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, XenoPort expects to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $15 million aggregate principal amount of the notes from XenoPort to cover over-allotments, if any.

XenoPort currently expects to use the net proceeds from the proposed offering to continue to commercialize HORIZANT, for further clinical development, including its XP23829 product candidate, and for general corporate purposes.

The notes will be general unsecured obligations of XenoPort and will accrue interest payable semiannually in arrears. The notes will be convertible, at the option of the holders, into shares of XenoPort common stock. The interest rate, initial conversion rate, initial effective conversion price and other terms of the notes will be determined at the time of pricing of the offering.

The notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the XenoPort common stock issuable upon conversion of the notes have been or are expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the notes will be made only pursuant to Rule 144A under the Securities Act, including by means of a confidential offering memorandum.

About XenoPort

XenoPort, Inc. is a biopharmaceutical company focused on developing and commercializing a portfolio of internally discovered product candidates for the potential treatment of neurological disorders.

Forward-Looking Statements

This press release contains “forward-looking” statements, including, without limitation, all statements related to the anticipated timing, terms and use of proceeds of the proposed offering of the notes. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “intends,” “expects,” “proposed,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, whether XenoPort will offer the notes or be able to consummate the proposed offering at the anticipated size or on the anticipated terms, or at all, the satisfaction of closing conditions related to the proposed offering, and risks related to the application of the net proceeds, if any, from the proposed offering. There can be no assurance that XenoPort will be able to complete the proposed offering at the anticipated size or on the anticipated terms, or at all. In any event, XenoPort may continue to need additional funding and may be unable to raise capital when needed, which would force XenoPort to delay, reduce or eliminate its product development programs or commercialization efforts. These and other risk factors related to XenoPort and its business are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the Securities and Exchange Commission on November 5, 2014. These forward-looking statements are based upon XenoPort’s current expectations. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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